                                                                    Exhibit 4(d)

                            THIRD AMENDMENT AGREEMENT

THIS THIRD AMENDMENT AGREEMENT is entered into as of May 18, 2001

     A M O N G:

          ZEMEX CORPORATION, a corporation established under the federal laws of Canada (the "Company"), ZEMEX U.S. CORPORATION, a corporation established under the laws of Delaware (the "U.S. Borrower") (the Company and the U.S. Borrower called the "Borrowers"), the several financial institutions from time to time parties to the Credit Agreement (collectively, the "Banks"; individually a "Bank"), Bank of America Canada as agent for the Canadian Banks, Bank of America, N.A. as agent for the U.S. Banks, and Bank of America Canada as Arranger.

WHEREAS, the parties entered into a Credit Agreement dated as of May 21, 1999 (the "Credit Agreement") whereby the Banks provided certain credit facilities to the Company and the U.S. Borrower for working capital, short term liquidity and general corporate purposes, including permitted Acquisitions;

AND WHEREAS, the parties entered into a First Amendment to the Credit Agreement dated as of September 24, 1999 and into a Second Amendment Agreement dated as of March 7, 2000;

AND WHEREAS, the parties have agreed to make additional amendments to the Credit Agreement, specifically, to extend the term of the revolving loan facility, and the parties are entering into this Third Amendment Agreement to amend the Credit Agreement accordingly;

NOW THEREFORE, in consideration of the mutual covenants, provisions and covenants contained herein, the parties agree as follows:

1. TERMS USED HEREIN AND NOT OTHERWISE DEFINED shall have the same meaning as those described thereto in the Credit Agreement (as amended by the First Amendment Agreement and the Second Amendment Agreement).

2. The Chase Manhattan Bank is deleted as a "Bank" and a "U.S. Bank" under the Credit Agreement. As of the date of this Third Amendment Agreement, The Chase Manhattan Bank shall have no obligation to make further Loans to the Borrowers.
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                                       2



3.   The definition of "Credit" is deleted and substituted with the following:

          "CREDIT" MEANS THE REVOLVING CREDIT FACILITY OF UP TO $15 MILLION DOLLARS (OR THE CANADIAN DOLLAR EQUIVALENT) ESTABLISHED BY THE BANK'S IN FAVOUR OF THE BORROWERS.

4. The Bridge Loan Commitment, the Bridge Loan Facility and all corresponding or associated terms are deleted from the Credit Agreement.

5.   The following definitions are added to the Credit Agreement:

          "TRANCHE A" SHALL MEAN LOANS NOT EXCEEDING US $10 MILLION DOLLARS OF ANY TYPE MADE TO THE COMPANY AND/OR THE U.S. BORROWER.

          "TRANCHE B" SHALL MEAN LOANS NOT EXCEEDING U.S. $5 MILLION DOLLARS OR ANY TYPE MADE TO THE U.S. BORROWER BY U.S. BANK AND REPAYABLE ON THE TRANCHE B PAYMENT DATE.

          "TRANCHE B PAYMENT DATE" MEANS THE EARLIER OF: (A) DECEMBER 18, 2001, AND (B) THE DATE ON WHICH THE CREDIT IS SYNDICATED TO A BANK WHOSE PRO RATA SHARE IS AT LEAST $10 MILLION.

6.   The definition of "LOAN" includes a Tranche A or a Tranche B loan.

7. Section 2.05(c) of the Credit Agreement is deleted and substituted with the following:

          (c) THE TYPE OF LOANS COMPRISING THE U.S. LOAN, INCLUDING DESIGNATION AS A TRANCHE A OR TRANCHE B LOAN.

8.   Section 2.08 is deleted and replaced with the following:

          2.08 REPAYMENT AND TERMINATION DATE

          THE COMPANY SHALL REPAY TO THE CANADIAN BANKS THE AGGREGATE PRINCIPAL AMOUNT OF THE CANADIAN LOANS OUTSTANDING, AND THE U.S. BORROWER SHALL REPAY TO THE U.S.

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                                       3


          BANKS THE AGGREGATE AMOUNTS OF THE U.S. LOANS OUTSTANDING ON THE DATE ON WHICH IS THE EARLIER OF (THE "TERMINATION DATE"): (A) THE DATE ON WHICH THE COMMITMENTS TERMINATE IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT; AND (B) 364 DAYS FROM THE DATE OF THE THIRD AMENDMENT AGREEMENT. NOTWITHSTANDING THE FOREGOING, ALL TRANCHE B LOANS SHALL BE REPAID ON THE TRANCHE B PAYMENT DATE.

9.   Section 2.09 of the Credit Agreement is deleted.

10.  Schedule 2.01 is replaced with the following:

                   2.01 BANK COMMITMENTS AND PRO RATA SHARES
                   -----------------------------------------

                                    COMMITMENT               PRO RATA SHARE
                                    ----------               --------------
CANADIAN BANKS
  BANK OF AMERICA CANADA               $100,000                   100%

U.S. BANKS
  BANK OF AMERICA N.A.              $14,900,000                   100%
                                    -----------
TOTAL                               $15,000,000
                                    -----------

11. The parties confirm the terms and conditions of the Credit Agreement as amended by the terms of the First Amendment Agreement, the Second Amendment Agreement and by this Third Amendment Agreement.

12. This Third Amendment Agreement may be referred to as being dated May 18, 2001, notwithstanding the actual date of execution.

13. This Third Amendment Agreement may be executed in any number of separate counterparts, each of which, once so executed shall be deemed an original and all said counterparts taken together shall be deemed constitute one in the same instrument.

14. The representations and warranties in Article VI of the Credit Agreement shall remain true and correct with the same affect as if made on and as of the date of this Third Amendment Agreement.

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                                       4



IN WITNESS WHEREOF the parties have executed this Agreement on May 18th, 2001.

                        ZEMEX CORPORATION, as Company

                        By: /s/ ALLEN J. PALMIERE
                            ----------------------------------------------------

                        Title:  VP, CFO & Corporate Secretary
                                ------------------------------------------------

                        ZEMEX U.S. CORPORATION, as U.S. Borrower

                        By:  /s/ ALLEN J. PALMIERE
                            ----------------------------------------------------

                        Title: VP, CFO & Corporate Secretary
                               -------------------------------------------------

                        BANK OF AMERICA CANADA, as Canadian Agent and as a Bank

                        By:  /s/ MURRAY WILLIAMSON
                             ---------------------------------------------------

                        Title:  Vice President
                                ------------------------------------------------

                        BANK OF AMERICA, N.A., as U.S. Agent

                        By:  /s/ CHRISTINE CORDI
                             ---------------------------------------------------

                        Title:  Vice President
                                ------------------------------------------------

                        BANK OF AMERICA, N.A., as a Bank

                        By:  /s/ JACQUELINE W. HO
                             ---------------------------------------------------

                        Title:  Vice President
                                ------------------------------------------------